SHARE PURCHASE AGREEMENT

                              Dated 7 October 1997





(1)     THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.

(2)     THE SHAREHOLDERS IN THE PROCESS OF CONSTITUTING PRG FRANCE SA



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(3)     SOPHIE DAVET





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                            SHARE PURCHASE AGREEMENT

           for the acquisition of share capital of Financiere Alma SA and Alma Intervention SA



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THIS AGREEMENT is made on 7 October 1997.





BETWEEN:



(1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC, a Georgia corporation ("PRG"), Clinton McKellar, Jr., acting as attorney (mandataire) in the name and on behalf of PRG France SA a French societe anonyme in the process of formation at the date hereof ("AGENT") (which expression shall on formation of PRG France SA mean PRG France SA), PRG Agent and PRG France SA being called together the ("PURCHASER") which expression includes each or any of them;



(2)     SOPHIE DAVET (the "VENDOR").





RECITALS:

(A) PRG is in the business of auditing accounts payable, paid bill files, promotional and demonstrator agreements, personal property, real estate, sales and use tax and other taxes, common area maintenance charges, telephone and other utilities, sales promotion, advertising and cosmetic wage/commission agreements of its clients, to identify and document for subsequent charge back or credit over-payments and/or under-deductions and rendering management consultingg services associated with such activities.


(B) The Vendor is at the date hereof the owner of (i) the numbers of shares in Financiere Alma SA ("FA") and Alma Intervention S.A. ("AI") set out opposite her name in Section 1 of Annex 1 hereto, and (ii) the number of shares in FA and AI set out opposite her name in Section 2 of ANNEX 1 hereto.


(C) Alma Group (as defined below) is in the business of providing management consulting services primarily on a success fee basis, involving research and recovery of various French indirect taxes (e.g. fiscal taxes, foncier taxes and VAT taxes) and social charges; providing general expense reduction in various areas including building services and surveillance; assisting its clients in obtaining grants or subsidies; and operating buying clubs for small business.


(D) This Agreement sets out the terms and conditions pursuant to which (i) the Vendor sells and PRG purchases all of the FA Shares and all of the AI Shares owned by the Vendor as set out in Section 1 of ANNEX 1 and
        (ii) the Vendor sells

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        and the Agent  purchases  all of the FA Shares  and all of the AI Shares owned by the Vendor as set out in Section 2 of ANNEX 1. It is the intention of PRG to immediately resell the FA Shares and AI Shares so acquired by PRG to the Agent on behalf of and for the account of PRG France SA, a societe anonyme in the process of being formed.


IN CONSIDERATION OF THE MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:-

1.      INTERPRETATION

        "AI" means Alma Intervention SA;

        "ALMA GROUP" means FA, AI, STEP SARL, Club Affaires SA, Meridian Club France SA and B&T Associes SARL FA, and all of them or each of them as the context admits;

        "FA" means Financiere Alma SA;

        "PRG GROUP" means PRG and its subsidiaries as the same may exist from time to time;

        "PROSPECTIVE CLIENT" means as the date of determination, any person to whom the Alma Group has sent or delivered a written sale or servicing proposal or contract in connection with the Business of Alma Group;


2.      SALE AND PURCHASE

        2.1 The Vendor sells to PRG and PRG purchases from the Vendor (i) the numbers of shares in FAand the number of shares in AI of which the Vendor is the owner as set out in Section 1 of ANNEX 1, and (ii) the Vendor sells to the Agent and the Agent purchases the number of shares in FA and the number of shares in AI of which the Vendor is the owner as set out in Section 2 of ANNEX 1, in each case with effect from 1 October 1997 free from any mortgage, charge, pledge, lien, security interest or other third party right or interest, or option or restriction of any nature over or in respect of the relevant asset, security or right (the "ENCUMBRANCES"), and together with all accrued benefits and rights attaching thereto and all dividends declared after the 30 June 1997 in respect of the all such shares in FA (collectively, the "FA SHARES") and all such shares in AI (collectively the "AI SHARES").

                As at date hereof the Vendor delivers to the Purchaser the shares transfer forms relating to all the FA Shares and AI
                Shares referred to in ANNEX 1 duly signed and completed in favour of the Purchaser and the Agent, as appropriate.

        2.2 The Vendor hereby represents, warrants, covenants and undertakes with the

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                Purchaser  (so as to bind  her,  her  personal  representatives, successors and assigns) as follows:

                2.2.1 that Vendor has the right to dispose of the FA Shares and the AI Shares which she sells to Purchaser;

                2.2.2 that Vendor is disposing of the FA Shares and AI Shares free from any Encumbrances together with all such rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, after 30 June 1997;

                2.2.3   as set out in ANNEX 2 to this Agreement;and

                2.2.4   as set out in ANNEX 3 to this Agreement.

        2.3 The price for the FA Shares and the AI Shares sold by the Vendor to PRG pursuant to this Agreement is paid by PRG by the delivery of 16,703 shares of no par value common stock of PRG (the "STOCK"). The Vendor acknowledges and agrees the the Stock is subject to the restrictions set forth on ANNEX 2 to this Agreement.

        2.4 The price for the FA Shares and AI Shares sold by the Vendor to the Agent is US $ 497,025.18 paid at the date hereof by way of of bankers draft.


3.      WARRANTIES BY PRG

        PRG hereby represents warrants, covenants and undertakes to the Vendor as set out in ANNEX 4 of this Agreement.


4.      FURTHER ASSURANCES

        At any time after the date hereof the Vendor shall without charge to the Purchaser execute all such documents and do such acts and things as the Purchaser may reasonably require for the purpose of vesting in PRG and/or the Agent with the full legal and beneficial title to the FA
        Shares and the AI Shares referred to in ANNEX 1 and giving to the Purchaser the full benefit of this Agreement.


5.      BENEFIT OF THE AGREEMENT

        For the purposes of Article 223 B of the General Taxation Code (Code General des Impots) it is expressly agreed that PRG will acquire the FA Shares and the AI Shares in Section 1 of Annex 1 with the intention of immediately transferring them to the Agent on behalf of PRG France SA in the process of being formed.

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6.      GUARANTEE

        The  obligations  of PRG and of the Agent  hereunder  shall be joint and
        several  and  PRG  hereby   guarantees  the  obligations  of  the  Agent
        hereunder.

7.      GOVERING LAW AND RULING VERSION

        7.1 This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with French law.

        7.2 Any dispute arising from the execution of this Agreement shall be finally resolved in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators nominated in accordance with their rules unless the parties can agree on a sole arbitrator. The arbitration shall take place in Paris. The language of the arbitration shall be in English.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Broadwalk
House, 5 Appold Street, London EC2A 2HA, England, as of the date first above written.




THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.

/s/ Clinton McKellar, Jr.
--------------------------------
By:    Mr Clinton McKellar, Jr.
Title: Senior Vice President and General Counsel



/s/ Clinton Mckellar, Jr.
--------------------------------
MR CLINTON MCKELLAR, JR, AS "MANDATAIRE"
FOR THE SHAREHOLDERS OF PRG FRANCE S.A. IN FORMATION




SOPHIE DAVET

/s/ Sophie Davet
--------------------------------


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                        LIST OF SCHEDULES AND/OR ANNEXES


Annex 1             Schedule of Shares Sold

Annex 2             Warranties of Vendor

Annex 3             Restrictive Covenants

Annex 4             Warranties by PRG